EXHIBIT 21

SUBSIDIARIES OF

MONSTER BEVERAGE CORPORATION

AS OF DECEMBER 31, 2024

Entity Name	Jurisdiction
75-6099 Kuakini Highway, LLC	Hawaii
AFF Library LLC	California
AFF Vaughn LLC	California
American Fruits and Flavors Ireland Designated Activity Company	Ireland
American Fruits and Flavors San Fernando, LLC	California
American Fruits and Flavors, LLC	Delaware
Bang Energy LLC	Delaware
Blast Asset Acquisition LLC	Delaware
EBC Beverage (Shanghai) Co., Ltd.	China
Energy Beverages Australia Pty Ltd	Australia
Energy Beverages Canada, Ltd.	Canada
Energy Beverages Chile SpA doing business as Reign SpA	Chile
Energy Beverages Europe Limited	Ireland
Energy Beverages Japan Godo Kaisha	Japan
Energy Beverages LLC	Delaware
Energy Beverages Rus LLC	Russian Federation
Energy Beverages UK Limited	United Kingdom
Energy Beverages Vietnam Company Ltd.	Vietnam
Fastest, LLC	Delaware
Flare Acquisition LLC	Delaware
Full Throttle Energy Company	Delaware
GS 4297, LLC	Delaware
Kuakini Holdings LLC	Delaware
Kuakini Operations LLC	Delaware
ME Canada 1 ULC	Canada
ME Canada 2 ULC	Canada
ME Canada Financing ULC	Canada
ME Canada GP	Canada
ME Canada KY GP	Cayman Islands
ME Canada LP	Canada
MEC Arizona Manufacturing LLC	Delaware
MEC Corona Summit II LLC	California
MEC Corona Summit III LLC	California
MEC Corona Summit IV LLC	California
MEC Corona Summit LLC	California
MEC Kona I LLC	Delaware
MEC Manufacturing LLC	Delaware
MEC Norwalk LLC	California
MECEB Productions II, LLC	Delaware
MECEB Productions, LLC	Delaware

Entity Name	Jurisdiction
Monarchy Beverage Company LLC	Delaware
Monster 2535 Anselmo LLC	California
Monster Beverage Company	Connecticut
Monster Beverage Company Peru S.R.L.	Peru
Monster Brewing LLC	Delaware
Monster Brewing Brands LLC (formerly ALCO Brands LLC; formerly Seltzer Brands LLC)	California
Monster Brewing Company LLC (formerly CANarchy Craft Brewery Collective, LLC)	Colorado
Monster Energy Argentina S.A.	Argentina
Monster Energy AU Pty Ltd	Australia
Monster Energy Austria GmbH	Austria
Monster Energy Bebidas Ecuador Cia. Ltda.	Ecuador
Monster Energy Beverage (Shanghai) Co., Ltd.	China
Monster Energy Beverage Company of South Africa (Proprietary) Limited	South Africa
Monster Energy Brasil Comércio de Bebidas Ltda.	Brazil
Monster Energy Canada ULC	Canada
Monster Energy Cayman Limited	Cayman Islands
Monster Energy Colombia SAS	Colombia
Monster Energy Company	Delaware
Monster Energy Company (Swaziland) (Proprietary) Limited	Eswatini
Monster Energy Company (Taiwan)	Taiwan
Monster Energy Company -Chile- Limitada	Chile
Monster Energy Costa Rica, Limitada	Costa Rica
Monster Energy Dominican Republic, S.R.L.	Dominican Republic
Monster Energy Egypt L.L.C.	Egypt
Monster Energy Europe Limited	United Kingdom
Monster Energy France S.A.S.	France
Monster Energy Hong Kong Limited	Hong Kong
Monster Energy India Private Limited	India
Monster Energy International Company	Delaware
Monster Energy Israel Ltd.	Israel
Monster Energy Japan Godo Kaisha	Japan
Monster Energy Kazakhstan LLP	Kazakhstan
Monster Energy Korea, Ltd.	South Korea
Monster Energy Limited	Ireland
Monster Energy México, S. de R.L. de C.V.	Mexico
Monster Energy Nigeria Limited	Nigeria
Monster Energy Pakistan (Private) Limited	Pakistan
Monster Energy PRC Holdings (HK) Limited	Hong Kong
Monster Energy Rus LLC	Russian Federation
Monster Energy SER doo Beograd-Vracar	Serbia
Monster Energy Singapore Pte. Ltd.	Singapore
Monster Energy Southeast Asia Sdn. Bhd.	Malaysia
Monster Energy Trading L.L.C.	United Arab Emirates
Monster Energy Trinidad Limited	Trinidad and Tobago
Monster Energy UK Financing Company Limited	United Kingdom

Entity Name	Jurisdiction
Monster Energy UK Holding 1 Company Limited	United Kingdom
Monster Energy UK Holding 2 Company Limited	United Kingdom
Monster Energy UK Limited	United Kingdom
Monster Energy Ukraine LLC	Ukraine
Monster Energy US LLC	Delaware
Monster Energy Vietnam Company Ltd.	Vietnam
Monster House Limited	United Kingdom
Monster House 2 Limited	United Kingdom
Monster Icecek Ticaret Limited Sirketi	Turkey
Monster Intermediate Brewery LLC (formerly CANarchy Intermediate Brewery, LLC)	Delaware
Monster LDA Company	Delaware
NOS Energy Company	California
Reign Beverage Company LLC	Delaware
Rialto Renaissance LLC	California
Rule Beverage Company LLC	Delaware
True North Beverage LLC	Delaware